Exhibit 1

JOINT FILING AGREEMENT

         The undersigned parties hereby agree that this Amendment No. 1 to Schedule 13G filed herewith relating to the ordinary shares, par value NIS 0.01 per share, of Macrocure Ltd., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such party.

Date: January 27, 2016

Viola Private Equity I, L.P.

By:	Viola P.E. GP Ltd.
Its general partner

By:	/s/ Harel Beit-On
Name: Harel Beit-On

By:	/s/ Avi Zeevi
Name: Avi Zeevi

Viola P.E. GP Ltd.

By:	/s/ Harel Beit-On
Name: Harel Beit-On

By:	/s/ Avi Zeevi
Name: Avi Zeevi

Viola PE Management Company Ltd.

By:	/s/ Harel Beit-On
Name: Harel Beit-On

By:	/s/ Avi Zeevi
Name: Avi Zeevi

/s/ Shlomo Dovrat
Shlomo Dovrat

/s/ Harel Beit-On
Harel Beit-On

Avi Zeevi
Avi Zeevi